SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 11, 1996
                                                  ------------------


                     The CIT Group Holdings, Inc.
- ------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
- ------------------------------------------------------------------
 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)             Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
- ------------------------------------------------------------------


Registrant's telephone number, including area code (212) 536-1950
                                                   ---------------



- ------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.

                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE CIT GROUP HOLDINGS, INC.
                                      ------------------------------
                                             (Registrant)


                                      By /s/ JOSEPH M. LEONE
                                        ----------------------------
                                        Joseph M. Leone
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  April 11, 1996

                                               Contact:  Joseph M. Leone
                                                         Chief Financial Officer
                                                         (201) 740-5752




FROM:       THE CIT GROUP HOLDINGS, INC.
            1211 AVENUE OF THE AMERICAS
            NEW YORK, NY  10036


FOR IMMEDIATE RELEASE


        THE CIT GROUP REPORTS RECORD QUARTERLY EARNINGS OF $59.8 MILLION

                             FOR FIRST QUARTER 1996;

                   13 PERCENT INCREASE OVER 1995 FIRST QUARTER


              NEW YORK, NEW YORK, APRIL 11, 1996 --- The CIT Group Holdings, Inc., one of the nation's leading asset-based finance companies, today reported record net income of $59.8 million for the first quarter ended March 31, 1996, a 13 percent increase from the $52.8 million reported for the first quarter of 1995. The improvement was principally due to growth in average financing and leasing assets, and increased fees and other income, partially offset by increased operating expenses.

              "We are pleased with our highest ever quarterly earnings performance, particularly in light of the mixed signals in the U. S. economy," said Albert R. Gamper, Jr., CIT president and chief executive officer. "These mixed signals are evidenced in our business with several units showing strong growth in originations in the quarter while other units experienced modest volume. We also see uneven patterns geographically and by industry. With CIT's product and business diversity, and nationwide reach, I believe we are well positioned for continued strong performance in this economic environment," added Gamper.

Other highlights:
     o Financing and leasing assets totaled $17.03 billion, up $124.7 million from $16.91 billion at December 31, 1995. Strong originations in the consumer related business units and in Industrial Financing were offset by higher liquidations, securitizations and syndications of finance receivables.
     o Net finance income rose to $195.4 million in the first quarter of 1996, up 19 percent from $164.5 million in the first quarter of 1995. As a percentage of average financing and leasing assets "AEA", net finance income rose to 4.86 percent from 4.45 percent in last year's first quarter. The improvements reflect a higher level of average financing and leasing assets, up 8% from the first quarter of 1995, as well as higher fees on account terminations and lower borrowing costs.
     o Fees and other income totaled $52.7 million in 1996, up 22 percent compared to $43.4 million in 1995. The increase is primarily attributable to gains on sales of equipment and receivables which totaled $12.5 million for the first quarter of 1996, up from $6.5 million in 1995. Factoring commissions were down slightly compared to the same period last year.
     o Salaries and general operating expenses totaled $95.9 million, 2.39 percent of AEA, versus $84.8 million, 2.29 percent of AEA in the first quarter of 1995. The increase in operating expenses is generally attributable to the growth in the consumer related business units. As a percentage of average managed assets, operating expenses improved to
         2.16 percent for the first quarter of 1996, compared to 2.19 percent in 1995.

     o Depreciation on operating lease equipment for the first quarter of 1996 was $27.5 million, up from $17.6 million for the same period in 1995, as the operating lease portfolio grew 32% from March 31, 1995.
     o   Net credit losses for the first quarter of 1996 totaled $25.4  million,
         0.64 percent of average  finance  receivables,  up from $17.5  million,
         0.47 percent of average finance receivables, for the first quarter of 1995. The increase was primarily attributable to repossession expenses related to certain nonaccrual shipping and cruise line vessels.
     o Finance receivables past due 60 days or more declined to $242.5 million (1.52% of finance receivables) at March 31, 1996, from $263.9 million
         (1.67% of finance receivables) at December 31, 1995. Past due finance receivables on nonaccrual status decreased to $84.8 million (0.53% of finance receivables) at March 31, 1996 from $139.5 million (0.88% of finance receivables) at year-end 1995, reflecting transfers of certain shipping and cruise line vessels to assets received in satisfaction of loans.
     o Assets received in satisfaction of loans were $90.3 million at March 31, 1996, compared to $42.0 million at December 31, 1995, due to the previously mentioned transfers.
     o Total nonperforming assets, comprised of past due finance receivables on nonaccrual status and assets received in satisfaction of loans were $175.1 million at March 31, 1996 down from $181.5 million at year end. As a percentage of finance receivables, total nonperforming assets declined to 1.10 percent at March 31, 1996 from 1.15 percent at December 31, 1995.
     o The reserve for credit losses grew to $208.6 million at quarter-end from $206.0 million at year-end 1995.

     o   The ratio of debt-to-equity was 7.02 to 1 at March 31, 1996 compared to
         7.09 to 1 at December 31, 1995.

             The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The Chase Manhattan Corporation, the largest bank holding company in the United States.


               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)
                                      # # #



                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)




                                                          Three Months Ended
                                                               March 31
                                                 1996   % to AEA      1995   % to AEA
                                             ---------  --------    ------   --------

Finance income ...........................     $402.6    9.97%*     $363.7     9.78%*
Interest expense .........................      207.2    5.11*       199.2     5.33*
                                               ------    ----       ------     ----

  Net finance income .....................      195.4    4.86        164.5     4.45

Fees and other income ....................       52.7    1.31         43.4     1.17
                                               ------    ----       ------     ----

  Operating revenue ......................      248.1    6.17        207.9     5.62
                                               ------    ----        -----     ----

Salaries and general operating expenses ..       95.9    2.39         84.8     2.29

Net credit losses ........................       25.4    0.64**       17.5     0.47**
Provision for finance receivables increase        2.4    0.06          3.5     0.09
                                               ------    ----        -----     ----
  Provision for credit losses ............       27.8    0.69         21.0     0.57

Depreciation on operating lease equipment        27.5    0.68         17.6     0.47
                                               ------    ----        -----     ----

  Operating expenses .....................      151.2    3.76        123.4     3.33
                                               ------    ----        -----     ----

Income before provision for income taxes .       96.9    2.41         84.5     2.29

Provision for income taxes ...............       37.1    0.92         31.7     0.86
                                               ------    ----        -----     ----

  Net income .............................     $ 59.8    1.49%      $ 52.8     1.43%
                                               ======    ====       ======     ====

Average financing and leasing assets (AEA)  $16,065.6            $14,808.3

Average finance receivables                 $15,788.7            $14,884.3



* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables





                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (Dollar Amounts in Millions)



                                                                                         March 31,   December 31,
                                                                                           1996          1995
                                                                                        ----------   -----------

ASSETS
Financing and leasing assets
Loans
   Commercial ......................................................................     $10,382.2    $10,356.3
   Consumer ........................................................................       2,471.0      2,344.0
Lease receivables ..................................................................       3,057.3      3,095.2
                                                                                         ---------    ---------
   Finance receivables .............................................................      15,910.5     15,795.5
Reserve for credit losses ..........................................................        (208.6)      (206.0)
                                                                                         ---------    ---------
   Net finance receivables .........................................................      15,701.9     15,589.5
Operating lease equipment ..........................................................       1,122.7      1,113.0
Cash and cash equivalents ..........................................................         104.2        161.5
Other assets .......................................................................         554.2        556.3
                                                                                         ---------    ---------

   Total assets ....................................................................     $17,483.0    $17,420.3
                                                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt
Commercial paper ...................................................................     $ 5,947.4    $ 6,105.6
Variable rate senior notes .........................................................       4,127.5      3,827.5
Fixed rate senior notes ............................................................       3,221.5      3,337.0
Subordinated fixed rate notes ......................................................         300.0        300.0
                                                                                         ---------    ---------
   Total debt ......................................................................      13,596.4     13,570.1
Credit balances of factoring clients ...............................................         985.8        980.9
Accrued liabilities and payables ...................................................         498.8        485.9
Deferred Federal income taxes ......................................................         465.9        469.2
                                                                                         ---------    ---------
   Total liabilities ...............................................................      15,546.9     15,506.1

Stockholders' equity
Common stock - authorized, issued and
   outstanding - 1,000 shares ......................................................         250.0        250.0
Paid-in capital ....................................................................         408.3        408.3
Retained earnings ..................................................................       1,277.8      1,255.9
                                                                                         ---------    ---------
   Total stockholders' equity ......................................................       1,936.1      1,914.2
                                                                                         ---------    ---------

   Total liabilities and stockholders' equity ......................................     $17,483.0    $17,420.3
                                                                                         =========    =========

